Exhibit 4.1

SUPPLEMENT NO. 15 TO INDENTURE

THIS SUPPLEMENT NO. 15 TO INDENTURE, dated as of February 16, 2012 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of August 12, 2004, (i) as amended by Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, Supplement No. 9 to Master Indenture, dated as of December 30, 2008, Supplement No. 10 to Master Indenture, dated as of June 26, 2009, Supplement No. 11 to Master Indenture, dated as of August 5, 2009, Supplement No. 12 to Master Indenture, dated as of December 6, 2010, Supplement No. 13 to Master Indenture, dated as of March 1, 2011, and Supplement No. 14 to Master Indenture, dated as of December 16, 2011 (as so amended, the “Master Indenture”), and (ii) as supplemented by the Amended and Restated Series 2007-1 Indenture Supplement, dated as of June 26, 2009, the Amended and Restated Series 2008-A Indenture Supplement, dated as of June 26, 2009, the Series 2009-B Indenture Supplement, dated as of June 26, 2009, the Series 2009-1 Indenture Supplement, dated as of August 13, 2009 (the “Series 2009-1 Indenture Supplement”), the Series 2009-2 Indenture Supplement, dated as of November 10, 2009 (the “Series 2009-2 Indenture Supplement”), Series 2010-A Indenture Supplement, dated as of December 7, 2010, Series 2010-B Indenture Supplement, dated as of December 22, 2010, Series 2011-1 Indenture Supplement, dated as of August 10, 2011, and Series 2011-A Indenture Supplement, dated as of September 22, 2011, each between the parties hereto and setting forth the terms of an outstanding Series of Notes (the Master Indenture, as so amended and supplemented, the “Indenture”), is hereby amended as described below;

WHEREAS, the parties hereto desire to amend the Master Indenture, the Series 2009-1 Indenture Supplement and the Series 2009-2 Indenture Supplement as set forth herein; and

WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.

1	Supplement No. 15 to Indenture

SECTION 2.    Amendments to Indenture.

(a)                The definition of “Rating Agency Condition” in Section 1.1 of the Indenture shall be amended as follows:

““Rating Agency Condition” means, with respect to any Outstanding Series or Class of Notes and any action, unless otherwise defined for such Series or Class of Notes in the related Indenture Supplement (i) 10 days’ prior written notice (or if 10 days’ advance notice is impracticable, as much advance notice as is practicable), delivered to each applicable Rating Agency as provided in Section 10.4 and (ii) with respect to any Outstanding Series or Class of Notes for which S&P is a Rating Agency, S&P shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of such Series or Class of Notes with respect to which such entity is a Rating Agency.”

(b)               The last paragraph of Section 10.4 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Notices, if any, required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Trustee shall be sufficient for purposes of this Indenture and the other Related Documents if sent to such mailing addresses or such email addresses as may be provided by the Rating Agencies, unless otherwise set forth for any Series in the related Indenture Supplement.

SECTION 3.    Amendments to Series 2009-1 Indenture Supplement. The definition of “Rating Agency Condition” in Section 1.1 of the Series 2009-1 Indenture Supplement shall be amended as follows:

““Rating Agency Condition” means, with respect to Series 2009-1 and any action, (i) with respect to any outstanding Class with respect to which S&P is a Rating Agency, that S&P shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Class with respect to which S&P is a Rating Agency and (ii) with respect to any outstanding Class with respect to which any other entity is a Rating Agency, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much notice as is practicable), delivered to each applicable Rating Agency as provided in Section 10.4 of the Indenture.”

SECTION 4.    Amendments to Series 2009-2 Indenture Supplement. The definition of “Rating Agency Condition” in Section 1.1 of the Series 2009-2 Indenture Supplement shall be amended as follows:

““Rating Agency Condition” means, with respect to Series 2009-2 and any action, (i) with respect to any outstanding Class with respect to which S&P is a Rating Agency, that S&P shall have notified the Issuer in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Class with respect to which S&P is a Rating Agency and (ii) with respect to any outstanding Class with respect to which any other entity is a Rating Agency, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much notice as is practicable), delivered to each applicable Rating Agency as provided in Section 10.4 of the Indenture.”

2	Supplement No. 15 to Indenture

SECTION 5.    Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a)                Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)               Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 6.    Binding Effect; Ratification.

(a)                This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)               The Indenture, as supplemented hereby, remains in full force and effect. On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Indenture, shall mean and be a reference to such Indenture, as supplemented hereby.

(c)                Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 7.    Miscellaneous.

(a)                THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

3	Supplement No. 15 to Indenture

(b)               EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4	Supplement No. 15 to Indenture

(d)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e)                This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

(g)               Executed counterparts of this Supplement may be delivered electronically.

[Signature Page Follows]

5	Supplement No. 15 to Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By: BNY mellon trust of delaware, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-1	Supplement No. 15 to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Vice President

S-2	Supplement No. 15 to Indenture